Exhibit 10.9

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 15th day of March, 2002 by and between CHROMCRAFT REVINGTON, INC. (the "Company"), a Delaware corporation with its principal office in Delphi, Indiana, and FRANK T. KANE (the "Executive"), a resident of the State of Indiana,

                              W I T N E S S E T H:

     WHEREAS, the Executive is currently employed by the Company as an employee-at-will;

     WHEREAS, the Company desires to continue the employment of the Executive, and the Executive desires to continue to be employed by the Company, in accordance with the provisions of this Agreement; and

     WHEREAS, in addition to the employment provisions contained herein, the Company and the Executive have agreed to certain restrictions, covenants, agreements and severance payments, as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and obligations contained herein, the continued employment of the Executive by the Company pursuant to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, each intending to be legally bound, hereby agree as follows:

     Section 1. Employment; Term.

     (a) Employment. Unless terminated earlier as provided herein, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on a full-time basis in accordance with the provisions of this Agreement.

     (b) Term. (b) Unless terminated earlier as provided herein, the initial term of the Executive's employment with the Company hereunder shall begin on the date of this Agreement and shall end on the date which is two (2) years following the date hereof; provided, however, that the term of this Agreement shall be automatically extended for successive one (1) year periods at the expiration of the initial two (2) year term hereof, upon the same agreements, covenants and provisions set forth herein, unless at least one hundred eighty
(180) days prior to the expiration of such initial two (2) year term or any one
(1) year extension thereof, the Company shall deliver to the Executive or the Executive shall deliver to the Company written notice that the term of this Agreement shall not be so extended for a one (1) year period, in which case no extension shall occur and the Executive's employment with the Company under this Agreement shall end either, as the case may be, upon the expiration of the initial two (2) year term or upon the expiration of the one (1) year extension immediately following the date of such notice (the initial term of this Agreement and all extensions thereof, if any, are hereinafter referred to individually and collectively as the "Term"). If either party hereto provides such one hundred eighty (180) day notice, then the Executive's employment with the Company hereunder shall terminate as of the Date of Termination (as hereinafter defined), and such termination shall not constitute a termination (whether with or without Cause, whether with or without Good Reason or otherwise) of employment by the Company or by the Executive pursuant to Section 4 hereof, but shall be deemed and shall have the effect of a mutual termination of the Executive's employment with the Company pursuant to this Agreement.

     If the Company provides such one hundred eighty (180) day notice to the Executive, then the Company shall pay to the Executive (i) that portion of the Base Salary (as hereinafter defined) earned by the Executive through the Date of Termination (as hereinafter defined), (ii) an amount payable in twelve (12) equal monthly installments equal to the sum of (A) the Executive's Base Salary in effect on the Date of Termination, and (B) the greater of the annual


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cash bonuses paid to the Executive under the Chromcraft Revington, Inc. Short
Term Executive Incentive Plan that was originally effective as of January 1, 1998 and as subsequently amended (the "STIP") up to the "target" Award Rates, as defined thereunder, in the two fiscal years of the Company immediately preceding the Date of Termination, which sum the Executive agrees shall constitute adequate consideration for his covenants and agreements set forth in Section 7 (Non-Competition) and Section 8 (Non-Solicitation) of this Agreement, and (iii) all amounts that have vested or accrued prior to the Date of Termination under all incentive compensation or employee benefit plans of the Company in accordance with the provisions of such plans. Notwithstanding the foregoing, all options (whether vested or unvested) granted to the Executive to purchase shares of common stock of the Company as of the Date of Termination shall be treated in accordance with the Stock Option Plan (as hereinafter defined) and the stock option agreement(s) between the Company and the Executive.

     In the event of such termination of the Executive's employment after the Company provides such one hundred eighty (180) day notice to the Executive, then the Company and the Executive agree that the period of non-competition referenced in Section 7 hereof shall be one (1) year rather than two (2) years.

     Section 2. Position; Duties; Responsibilities. During the Term, the
Executive:

     (a) shall serve as the Company's Vice President of Finance, Chief Financial Officer, Secretary and Treasurer and shall have such additional duties, authority and responsibilities as the Board of Directors of the Company (the "Board of Directors") or the Chief Executive Officer of the Company may from time to time reasonably prescribe or request or as may be specified in the By-Laws of the Company in effect from time to time;

     (b) shall report to the Chief Executive Officer of the Company;

     (c) shall diligently and competently perform all duties and responsibilities required of him pursuant to this Agreement and shall perform such duties and responsibilities to the best of his ability; and

     (d) shall devote all of his working time, attention, energies and skills to the duties and responsibilities required of him pursuant to this Agreement and to the furtherance of the business and interests of the Company and its subsidiaries.

     Section 3. Compensation and Employee Benefits.

     (a) Base Salary. During the Term, for all services rendered to or on behalf of the Company by the Executive in all capacities pursuant to this Agreement or otherwise, the Company shall pay to the Executive an annual base salary equal to Two Hundred Five Thousand Dollars ($205,000) per year (the "Base Salary"), as may be adjusted in accordance with this Section. At approximately annual intervals after the end of each fiscal year of the Company during the Term, the Board of Directors (or the Compensation Committee of the Board of Directors) shall review, or shall cause to be reviewed, the Base Salary payable to the Executive, giving attention to all factors that the Board of Directors (or the Compensation Committee of the Board of Directors) deems pertinent, including, without limitation, any recommendations of the Chief Executive Officer of the Company, the performance of the Company, the performance of the Executive and the compensation practices inside and outside of the Company. The Board of Directors (or the Compensation Committee of the Board of Directors) shall, after such annual review, determine the Base Salary to be paid until the completion of the next annual review, but such new Base Salary shall not be less than the Base Salary as of the date hereof. The Base Salary shall be paid to the Executive in accordance with the Company's usual and customary payroll practices applicable to its employees generally.

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     (b) Incentive Compensation. During the Term, the Executive shall be entitled to participate in all incentive compensation plans and programs in effect from time to time and generally available to executive officers of the Company and its subsidiaries, subject to the terms and conditions of such plans and programs, provided that goals, targets, thresholds and objectives used in the computation of incentive compensation paid to the Executive shall be no less favorable than those which are used in the computation of similar incentive compensation paid to other executive officers of the Company and its subsidiaries.

     (c) Stock Options. During the Term, the Executive shall be entitled to participate in the Chromcraft Revington, Inc. 1992 Stock Option Plan, as amended and restated through March 15, 2002 (the "Stock Option Plan"), subject to the terms and conditions of the Stock Option Plan. On March 15, 2002, the Executive shall receive a grant under the Stock Option Plan of an option to purchase One Hundred Thousand (100,000) shares of common stock of the Company. Such grant shall be made pursuant to the terms and conditions of the Stock Option Plan and a stock option agreement between the Company and the Executive. The Executive shall be eligible for additional grants of stock options under the Stock Option Plan in the discretion of and as authorized by the Board of Directors of the Company or the Compensation Committee of the Board of Directors.

     (d) Employee Benefit Plans. During the Term, the Executive shall be entitled to participate in all employee benefit plans and programs in effect from time to time and generally available to executive officers of the Company and its subsidiaries, subject to the terms and conditions of such plans and programs, including, without limitation, any group hospitalization, medical, dental, disability and accidental death insurance plan, any employee stock ownership and retirement plan and any supplemental executive retirement plan of the Company generally available to executive officers of the Company and its subsidiaries. The Executive's spouse and legal dependents shall be entitled to coverage under such insurance policies and plans in accordance with the terms and conditions of such policies and plans.

     (e) Other Policies. All other matters relating to the employment of the Executive by the Company not specifically addressed in this Agreement, or in the plans and programs referenced above (including, without limitation, vacation, sick and other paid time off), shall be subject to the employee handbooks, rules, policies and procedures of the Company in effect from time to time.

     (f) Taxes and Other Amounts. All taxes (other than the Company's portion of FICA taxes) on the Base Salary and other amounts payable to the Executive pursuant to this Agreement or any plan shall be paid by the Executive. The Company shall be entitled to withhold from the Base Salary and all other amounts payable to the Executive pursuant to this Agreement or any plan (i) applicable income, employment, FICA and other taxes, (ii) such amounts authorized by the Executive, and (iii) other appropriate and customary amounts.

     (g) Acknowledgment by the Executive. Notwithstanding anything herein to the contrary, the Executive hereby understands, acknowledges and agrees that the Company may, in its sole discretion, amend, modify, freeze, suspend or terminate any or all of the incentive compensation, stock option, employee benefit and other plans and programs referenced herein at any time and from time to time in the future as provided in such plans and programs. Provided, however, that any such amendment, modification, freezing, suspension or termination shall not affect any of the Executive's vested or accrued benefits under any such plans or programs and that no such amendment, modification, freezing, suspension or termination shall affect any of Executive's unvested or unexercised options to purchase shares of common stock of the Company without the prior written consent of the Executive, except as provided in the Stock Option Plan and any stock option agreements between the Company and the Executive.


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     Section 4. Termination of Employment.

     Subject to the respective continuing obligations of the parties hereto set forth in this Agreement, the Executive's employment with the Company may be terminated during the Term in any of the following ways:

     (a) Termination by the Company for Cause. The Company, upon written notice to the Executive, may terminate the Executive's employment with the Company immediately (except as otherwise expressly provided herein with respect to the Executive's limited right to cure) for Cause. For purposes of this Section 4, "Cause" is defined as any of the following:

          (i) any insubordination to, or disobedience of the directions of, the Chief Executive Officer of the Company or the Board of Directors; or

          (ii) any conviction of, or the entering of any plea of guilty or nolo contendere by, the Executive for any felony; or

         (iii) any act of the Executive of dishonesty, fraud, theft, misappropriation or embezzlement upon or against the Company or any customer of the Company; or

          (iv) any misappropriation, usurping or taking by the Executive of any corporate opportunity of the Company; or

          (v) any medical diagnosis of the Executive of alcoholism or unlawful drug, chemical or substance abuse or addiction to the extent that such alcoholism, abuse or addiction adversely affects the ability of the Executive to perform his duties and responsibilities hereunder or adversely affects the Company or its business, operations or affairs, with the Executive hereby agreeing to make himself promptly available to a medical doctor selected by and paid for by the Company for such diagnosis and consenting to provide the results of such diagnosis to the Company promptly; or

          (vi) any material noncompliance by the Executive with any employee handbooks, rules, policies or procedures of the Company in effect from time to time; or

         (vii) any breach by the Executive of any provision of this Agreement.

     (b) Termination by the Company Without Cause. The Company, upon written notice to the Executive, may terminate the Executive's employment with the Company immediately without Cause.

     (c) Termination by the Executive for Good Reason. The Executive, upon written notice to the Company, may terminate his employment with the Company immediately (except as otherwise expressly provided herein with respect to the Company's limited right to cure) for Good Reason. For purposes of this Section 4, "Good Reason" is defined as any of the following:

          (i) any assignment to the Executive of any duties or responsibilities that are inconsistent with the Executive's position as Chief Financial Officer of the Company, or any substantial reduction in the nature or status of the Executive's duties and responsibilities from those in effect immediately prior to the date of this Agreement; or

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          (ii) any requirement by the Company that the Executive be based anywhere other than the Company's office at which he was based immediately prior to the date of this Agreement; or

         (iii) any breach by the Company of any provision of this Agreement.

     (d) Termination by the Executive Without Good Reason. The Executive, upon not less than ninety (90) days prior written notice to the Company, may terminate his employment with the Company without Good Reason.

     (e) Termination in the Event of Death or Disability. The Executive's employment with the Company shall terminate immediately upon the death of the Executive. The Executive's employment with the Company may be terminated by the Company in the event of the occurrence of a Disability of the Executive. For purposes hereof, a "Disability" shall be defined as an illness or a physical or mental disability or incapacity of the Executive such that the Executive cannot adequately perform his duties and responsibilities under this Agreement (as reasonably determined by the Company) for a period of at least ninety (90) consecutive days; provided, however, that the matters or conditions contemplated by Section 4(a)(v) hereof shall not be included in the definition of "Disability". A Disability shall be evidenced by signed, written opinions of at least two (2) independent, qualified medical doctors selected by the Board of Directors and paid for by the Company. The Executive hereby agrees to make himself promptly available for examination by such medical doctors and consents to provide the results of such examination to the Company promptly.

     (f) Termination by the Executive in the Event of a Change in Control. Following a Change in Control (as hereinafter defined), the Executive, upon written notice to the Company, may terminate his employment with the Company immediately upon the occurrence of any of the following events after a Change in Control, unless the Executive consents in writing to the occurrence of any such events:

          (i) the assignment to the Executive of any duties or responsibilities that are inconsistent with the Executive's position as Chief Financial Officer of the Company, or a substantial reduction in the nature or status of the Executive's duties and responsibilities from those in effect immediately prior to a Change in Control;

          (ii) a reduction by the Company in the Executive's Base Salary in effect on the date of the Change in Control;

         (iii) the Company requires the Executive to be based anywhere other than the Company's office at which he was based immediately prior to a Change in Control; or

          (iv) the failure by the Company to continue to provide the Executive with employee benefits substantially similar to those specified in Section 3(d) hereof which are provided to the Executive immediately prior to a Change in Control.

     For purposes of this Agreement, a "Change in Control" shall mean a transaction or series of related transactions pursuant to which (A) a majority of the outstanding shares of common stock of the Company, on a fully diluted basis, shall be owned by any Person (as hereinafter defined) or group of Persons who, as of the date of this Agreement, own (together with their affiliates) an aggregate of less than fifty percent (50%) of the outstanding shares of common stock of the Company on a fully diluted basis; (B) the Company consolidates with, merges into or with or effects any plan of share exchange with any unaffiliated or unrelated entity and, after giving effect to such consolidation, merger or share exchange, a majority of the outstanding shares of common stock of the Company, on a fully diluted basis, shall be owned by any Person or group of Persons who, as of the date of this Agreement, own (together with their affiliates) an aggregate of less than fifty percent (50%) of the outstanding shares of common

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stock of the Company on a fully diluted basis; (C) the Company disposes of all or substantially all of its assets; or (D) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     For purposes of the definition of "Change in Control," (y) a Person or group of Persons shall not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust which forms a part of the Chromcraft Revington, Inc. Employee Stock Ownership Plan (the "ESOP"), or any other employee benefit plan, subsidiary or affiliate of the Company, and (z) the outstanding shares of common stock of the Company, on a fully diluted basis, shall include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants.

     (g) Notice of Termination. Any termination of the Executive's employment with the Company as contemplated by this Section 4, except in the event of the Executive's death, shall be communicated by a written "Notice of Termination" by the terminating party to the other party hereto. Any Notice of Termination shall indicate the specific provisions of this Agreement relied upon and, if applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The last day of the Executive's employment with the Company shall be referred to herein as the "Date of Termination."

     (h) Limited Right to Cure by the Company and the Executive.

          (i) In the event that the Company desires to terminate the Executive's employment for Cause pursuant to Sections 4(a)(i), 4(a)(vi) or 4(a)(vii) hereof, the Company shall first deliver to the Executive a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Executive to correct or cure the basis for such termination. The Executive shall then have thirty (30) days following the effective date of such notice to fully correct and cure the basis for the termination of his employment. If the Executive does not fully correct and cure the basis for the termination of his employment within such thirty
               (30) day period, then the Company shall have the right to terminate the Executive's employment with the Company immediately for Cause upon delivering to the Executive a written Notice of Termination and without any further cure period. Notwithstanding the foregoing, the Executive shall be entitled to so correct and cure only a maximum of two (2) times during any calendar year.

          (ii) In the event that the Executive desires to terminate his employment with the Company for Good Reason pursuant to Section 4(c) hereof or upon a Change in Control pursuant to Section 4(f) hereof, the Executive shall first deliver to the Company a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Company to correct or cure the basis for such termination. The Company shall then have thirty (30) days following the effective date of such notice to fully correct and cure the basis for the termination of the Executive's employment. If the Company does not fully correct and cure the basis for the termination of the Executive's employment within such thirty (30) day period, then the Executive shall have the right to terminate his employment with the Company immediately upon delivering to the Company a written Notice of Termination and without any further cure period. Notwithstanding the foregoing, the Company shall be entitled to so correct and cure only a maximum of two
               (2) times during any calendar year.

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     Section 5. Payment Upon Termination of Employment. Upon the termination of the Executive's employment with the Company pursuant to Section 4 hereof, the Executive shall receive the following:

     (a) Termination by the Company for Cause or by the Executive Without Good Reason. Upon the termination of the Executive's employment by the Company for Cause pursuant to Section 4(a) hereof or by the Executive without Good Reason pursuant to Section 4(d) hereof, the Company shall pay to the Executive (i) that portion of the Executive's Base Salary earned through the Date of Termination,
(ii) an amount, in a lump sum, equal to the Executive's Base Salary for three
(3) months, which the Executive agrees shall constitute adequate consideration for his covenants and agreements set forth in Section 7 (Non-Competition) and
Section 8 (Non-Solicitation) of this Agreement, and (iii) all amounts that have vested or accrued prior to the Date of Termination under all incentive compensation or employee benefit plans of the Company in accordance with the provisions of such plans. Notwithstanding the foregoing, all options (whether vested or unvested) granted to the Executive to purchase shares of common stock of the Company as of the Date of Termination shall be treated in accordance with the Stock Option Plan and the stock option agreement(s) between the Company and the Executive.

     (b) Termination by the Company Without Cause or by the Executive With Good Reason. Upon the termination of the Executive's employment by the Company without Cause pursuant to Section 4(b) hereof or by the Executive with Good Reason pursuant to Section 4(c) hereof, the Company shall pay to the Executive
(i) that portion of his Base Salary earned through the Date of Termination, (ii) an amount payable in twenty-four (24) equal monthly installments equal to the sum of two times (A) the Executive's Base Salary in effect on the Date of Termination, and (B) the greater of the annual cash bonuses paid to the Executive under the STIP up to the "target" Award Rates, as defined thereunder, in the two fiscal years of the Company immediately preceding the Date of Termination, which sum the Executive agrees shall constitute adequate consideration for his covenants and agreements set forth in Section 7 (Non-Competition) and Section 8 (Non-Solicitation) of this Agreement, and (iii) all amounts that have vested or accrued prior to the Date of Termination under all incentive compensation or employee benefit plans of the Company in accordance with the provisions of such plans. Notwithstanding the foregoing, all options (whether vested or unvested) granted to the Executive to purchase shares of common stock of the Company as of the Date of Termination shall be treated in accordance with the Stock Option Plan and the stock option agreement(s) between the Company and the Executive.

     (c) Termination Upon Death of the Executive. Upon the death of the Executive, the Company shall pay to the Executive's estate or beneficiaries, as applicable, (i) that portion of the Executive's Base Salary earned through the date of his death, (ii) an amount, in a lump sum, equal to the Executive's Base Salary for three (3) months, and (iii) all amounts that have vested or accrued prior to the date of his death under all incentive compensation or employee benefit plans of the Company in accordance with the provisions of such plans. Notwithstanding the foregoing, all options (whether vested or unvested) granted to the Executive to purchase shares of common stock of the Company as of the date of the Executive's death shall be treated in accordance with the Stock Option Plan and the stock option agreement(s) between the Company and the Executive.

     (d) Termination Upon a Disability. Upon the termination of the Executive's employment by the Company pursuant to Section 4(e) hereof upon the occurrence of a Disability, the Company shall pay to the Executive (i) that portion of the Executive's Base Salary earned through the Date of Termination, and (ii) all amounts that have vested or accrued prior to the Date of Termination under all incentive compensation or employee benefit plans of the Company in accordance with the provisions of such plans. Notwithstanding the foregoing, all options (whether vested or unvested) granted to the Executive to purchase shares of common stock of the Company as of the Date of Termination shall be treated in accordance with the Stock Option Plan and the stock option agreement(s) between the Company and the Executive.

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     (e) Termination by the Executive Upon a Change in Control. Upon the
termination of the Executive's employment by the Executive following the occurrence of a Change in Control pursuant to Section 4(f) hereof, the Company shall pay to the Executive (i) that portion of his Base Salary earned through the Date of Termination, (ii) an amount payable in twenty-four (24) equal monthly installments equal to the sum of two times (A) the Executive's Base Salary in effect on the Date of Termination, and (B) the greater of the annual cash bonuses paid to the Executive under the STIP up to the "target" Award Rates, as defined thereunder, in the two fiscal years of the Company immediately preceding the Date of Termination, which sum the Executive agrees shall constitute adequate consideration for his covenants and agreements set forth in
Section 7 (Non-Competition) and Section 8 (Non-Solicitation) of this Agreement, and (iii) all amounts that have vested or accrued prior to the Date of Termination under all incentive compensation or employee benefit plans of the Company in accordance with the provisions of such plans. Notwithstanding the foregoing, all options (whether vested or unvested) granted to the Executive to purchase shares of common stock of the Company as of the Date of Termination shall be treated in accordance with the Stock Option Plan and the stock option agreement(s) between the Company and the Executive.

     (f) Certain Limitations. All amounts payable to the Executive pursuant to this Section 5 shall be (i) paid only so long as the Executive is not in breach of any of the provisions of this Agreement, and (ii) except in the event the Executive terminates his employment with the Company following a Change in Control pursuant to Section 4(f) hereof, reduced by the amount of the Executive's salary, bonuses and cash incentive compensation paid by any subsequent employer of the Executive during any period of non-competition and non-solicitation hereunder. In addition, the Executive waives any right to, and agrees not to file any claim for, unemployment compensation in the event of any termination of his employment with the Company.

     Section 6. Non-Disclosure; Return of Confidential Information and Other Property.

     (a) Confidential Information; Non-Disclosure. The Executive understands, acknowledges and agrees that during the course of his employment with the Company he has gained or will gain, as the Chief Financial Officer of the Company, information regarding, knowledge of and familiarity with the Company's Confidential Information (as hereinafter defined) and that if the Confidential Information was disclosed by the Executive, the Company would suffer irreparable damage and harm. The Executive understands, acknowledges and agrees that the Confidential Information derives substantial economic value from, among other reasons, not being known or readily ascertainable by proper means by others who could obtain economic value therefrom upon disclosure. The Executive acknowledges and agrees that the Company uses reasonable means to maintain the secrecy and confidentiality of the Confidential Information.

     At all times while the Executive is employed by the Company and at all times thereafter, the Executive shall not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person other than those directors, officers, employees, representatives and agents of the Company and any of its subsidiaries or affiliates who need to know such Confidential Information for a proper corporate purpose, and (ii) directly or indirectly use any Confidential Information (A) to compete against the Company or any of its subsidiaries or affiliates, or (B) for the Executive's own benefit or for the benefit of any Person other than the Company or any of its subsidiaries or affiliates.

     For purposes of this Agreement, the term "Confidential Information" means any and all (i) materials, records, data, documents, lists, writings and information (whether in writing, printed, verbal, electronic, computerized, on disk or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, cash flow, assets, liabilities, sales, revenues, income, estimates, projections, policies, strategies, techniques, methods, products, developments, suppliers, relationships and/or customers of the Company or any of its subsidiaries or affiliates that are confidential, proprietary or not otherwise publicly available, in any event not through a breach of this Agreement, or (B) that the Company or any of its subsidiaries or affiliates has deemed confidential, proprietary or nonpublic, (ii) trade secrets of the Company or any of its affiliates, as defined in Indiana Code Section 24-2-3-2, as

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amended, or any successor statute, and (iii) any and all copies, summaries, analyses and extracts which relate or refer to or reflect any of the items set forth in (i) or (ii) above. The Executive agrees that all Confidential Information is confidential and is and at all times shall remain the property of, as applicable, the Company or any of its subsidiaries or affiliates.

     (b) Return of Confidential Information and Other Property. The Executive covenants and agrees (i) to keep all Confidential Information subject to the Company's custody and control and to promptly return to the Company all Confidential Information that is still in the Executive's possession or control at the termination of the Executive's employment with the Company, and (ii) promptly upon termination of the Executive's employment with the Company, to return to the Company, at the Company's principal office, all vehicles, equipment, computers, credit cards and other property of the Company and to cease using any of the foregoing.

     Section 7. Non-Competition.

     (a) The Executive hereby understands, acknowledges and agrees that, by virtue of his position as Chief Financial Officer of the Company, the Executive has and will have advantageous familiarity and personal contacts with the customers, wherever located, of the Company and its subsidiaries or affiliates and has and will have advantageous familiarity with the business, operations and affairs of the Company and its subsidiaries and affiliates. In addition, the Executive understands, acknowledges and agrees that the business of the Company and its subsidiaries and affiliates is highly competitive. Accordingly, at all times while the Executive is employed by the Company and for a period of two (2) years following the termination of the Executive's employment with the Company (whether pursuant to Section 1 or Section 4 hereof, except as provided otherwise in such Section 1), the Executive shall not, in any location within the United States of America, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

          (i) engage in or assist another Person in engaging in, or use or permit his name to be used in connection with, any business, operation or activity which competes with any business, operation or activity conducted or proposed to be conducted by the Company or any of its subsidiaries or affiliates or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates, at any time during the Executive's employment with the Company or during such two (2) year period following the Date of Termination; or

          (ii) finance, join, control, operate or control any business, operation or activity which competes with any business, operation or activity conducted or proposed to be conducted by the Company or any of its subsidiaries or affiliates or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates, at any time during the Executive's employment with the Company or during such two (2) year period following the Date of Termination; or

         (iii) offer or provide employment, hire or engage (whether on a full-time, part-time or consulting basis or otherwise) any individual who has been an employee of the Company or any of its subsidiaries or affiliates within one (1) year prior to such offer, hiring or engagement.

     (b) The Executive acknowledges the nationwide scope of the business of the Company and its subsidiaries or affiliates. Nevertheless, if the foregoing provisions of this Section 7(a) are found to be unenforceable by a court of competent jurisdiction because such provisions are not sufficiently limited to specific geographic areas, then the restrictions contained in Section 7(a) hereof upon the Executive may be limited to the following:

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

          (i) The geographic areas consisting of one hundred (100) miles from any city, town, village, municipality, county or other place in the United States of America in which the Company or any of its subsidiaries or affiliates maintains an office and in which the Executive has performed any of his duties or responsibilities under this Agreement; and/or

          (ii) The Executive not being employed by or providing services to any Person which is included in the Company's peer group set forth in the performance graph section of the Company's proxy statement in connection with its annual meeting of stockholders for the year in which the Executive's employment with the Company is terminated and for the two (2) years thereafter.

     Notwithstanding the foregoing, in the event that any provision of this
Section 7 is found by a court of competent jurisdiction to exceed the time, geographic or other restrictions permitted by applicable law in any jurisdiction, then such court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner; provided, however, that a provision shall be enforceable in its reduced, limited or reformed manner only in the particular jurisdiction in which a court of competent jurisdiction makes such determination. In addition, the parties agree that the provisions of this Section 7 shall be severable in accordance with
Section 13(e) hereof.

     Section 8. Non-Solicitation.

     The Executive hereby understands, acknowledges and agrees that, by virtue of his position as the Chief Financial Officer of the Company, the Executive has and will have advantageous familiarity and personal contacts with the customers, wherever located, of the Company and its subsidiaries and affiliates and has and will have advantageous familiarity with the business, operations and affairs of the Company and its subsidiaries and affiliates. In addition, the Executive understands, acknowledges and agrees that the business of the Company and its subsidiaries and affiliates is highly competitive. Accordingly, at all times while the Executive is employed by the Company and for a period of two (2) years following the termination of the Executive's employment with the Company (whether pursuant to Section 1 or Section 4 hereof), the Executive shall not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

     (a) solicit in any manner, seek to obtain or service any business of any Person who is or was a customer or an active prospective customer of the Company or any of its subsidiaries or affiliates during the Executive's employment with the Company or during such two (2) year period following the Date of Termination; or

     (b) request or advise any customers, suppliers, vendors or others doing business with the Company or any of its subsidiaries or affiliates, or any other Person, to terminate, reduce, limit or change their business or relationship with the Company or any of its subsidiaries or affiliates; or

     (c) induce, request or attempt to influence any employee of the Company or any of its subsidiaries or affiliates to terminate his or her employment with the Company or any of its subsidiaries or affiliates.

     Section 9. Intellectual Property. The Executive understands, acknowledges and agrees that each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, technique or product, whether patentable or copyrightable or not, made, developed, perfected, devised, conceived, worked on or first reduced to practice by the Executive, either solely or in collaboration with others, during the period of the Executive's employment with the Company (whether or not during regular working hours) relating either directly or indirectly to the business, operations, affairs, products, practices, techniques or methods of the Company or any of its subsidiaries or affiliates (hereinafter referred to individually and collectively as "Developments") is and shall be the property of, as applicable, the Company or its subsidiaries or affiliates. The Executive hereby assigns and agrees to assign to, as applicable, the Company or its subsidiaries or affiliates any and all of the Executive's right, title and interest in and to any and all Developments and hereby forever and unconditionally releases and relinquishes any and all rights that he may have with respect to any and all of the Developments.

     Section 10. Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Sections 7 and 8 hereof shall be deemed not to run during all periods of noncompliance, the intention of the parties hereto being to have such restrictions and covenants apply during the Term of this Agreement and for the full periods specified in Sections 7 and 8 hereof. The Company and the Executive understand, acknowledge and agree that the restrictions and covenants contained in Section 7 and Section 8 hereof are reasonable in view of the nature of the business in which the Company and its subsidiaries and affiliates are engaged, the Executive's position with the Company and the Executive's advantageous knowledge of and familiarity with the business, operations, affairs and customers of the Company and its subsidiaries and affiliates.

     The Company's obligation to pay the amounts payable to the Executive pursuant to this Agreement shall immediately terminate in the event that the Executive breaches any of the provisions of Sections 6, 7, 8 or 9 hereof. Notwithstanding the foregoing, (a) the covenants of the Executive set forth in Sections 6, 7, 8 and 9 hereof shall continue in full force and effect and be binding upon the Executive, (b) the Company shall be entitled to the remedies specified in Section 12 hereof, and (c) the Company shall be entitled to its damages, costs and expenses (including, without limitation, reasonable attorneys fees and expenses) resulting from or relating to the Executive's breach of any of the provisions of Sections 6, 7, 8 or 9 hereof.

     Section 11. Survival of Certain Provisions. Upon any termination of the Executive's employment with the Company pursuant to Section 1 or Section 4 hereof, the Executive hereby expressly agrees that the provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 13 hereof shall continue to be in full force and effect and binding upon the Executive in accordance with the respective provisions of such Sections.

     Section 12. Remedies. The Executive agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9. Accordingly, in the event of a breach or a threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9, in addition to all other remedies to which the Company is entitled at law, in equity or otherwise, the Company shall be entitled to a temporary restraining order and a permanent injunction or a decree of specific performance of any provision of Sections 6, 7, 8 or 9. The parties agree that a bond posted by the Company in the amount of One Thousand Dollars ($1,000) shall be adequate and appropriate in connection with such restraining order or injunction and that actual damages need not be proved by the Company prior to it being entitled to obtain such restraining order, injunction or specific performance. The foregoing remedies shall not be deemed to be the exclusive rights or remedies of the Company for any breach of or noncompliance with this Agreement by the Executive but shall be in addition to all other rights and remedies available to the Company at law, in equity or otherwise.

     Section 13. Miscellaneous.

     (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this

Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock or assets or similar transaction involving the Company but, if the Company is not the surviving corporation, then only so long as the surviving entity in any such transaction shall have expressly agreed in writing to assume this Agreement and to perform and be bound by the obligations of the Company hereunder.

     (b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

     (c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

     (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     (e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the provision's scope, duration or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form; provided, however, that a provision shall be enforceable in its reformed, reduced or limited form only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

     (g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

     (h) Review and Consultation. The Executive hereby acknowledges and agrees that he (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions, effects and restrictions of this Agreement, (iii) has consulted with such of his own attorneys, accountants and financial and other advisors as he has deemed appropriate in connection with his execution of this Agreement, and (iv) has executed this Agreement voluntarily. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM ANY DIRECTOR OR EMPLOYEE OF, OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR, THE COMPANY.

     (i) Attorneys' Fees. The Company shall pay the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of the Executive in connection with the Executive successfully enforcing any provision or provisions of this Agreement against the Company (whether by litigation, arbitration, mediation, settlement or negotiation). The Executive shall pay the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of the Company in connection with the Company successfully enforcing any provision or provisions of this Agreement against the Executive (whether by litigation, arbitration, mediation, settlement or negotiation).

     (j) Entire Agreement. This Agreement, the incentive compensation, stock option and employee benefit plans referenced herein and the agreements and other documents relating to such plans supersede all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and constitute the entire understanding and agreement between the parties hereto relating to the subject matter hereof.

     (k) Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires. Unless expressly provided otherwise, all references in this Agreement to days shall mean calendar, not business, days.

     (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

     (m) Notices. All notices, requests and other communications hereunder shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (i) delivered by hand; (ii) sent by certified United States Mail, return receipt requested, first class postage pre-paid; (iii) sent by overnight delivery service; or (iv) sent by facsimile transmission if such fax is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by regular United States Mail, first class postage pre-paid, as follows:

If to the Company:                  Chromcraft Revington, Inc.
                                    Attention: Board of Directors
                                    1100 North Washington Street
                                    Delphi, Indiana 46923
                                    Telephone: (765) 564-3500
                                    Facsimile: (765) 564-6673

With a copy to (which               Krieg DeVault LLP
shall not constitute notice):       Attention: Nicholas J. Chulos, Esq.
                                    One Indiana Square, Suite 2800
                                    Indianapolis, Indiana 46204
                                    Telephone: (317) 636-4341
                                    Facsimile: (317) 636-1507

If to the Executive:                Frank T. Kane
                                    3319 Boone Street
                                    West Lafayette, Indiana 47906

With a copy to (which               Daniel F. Evans, Jr., Esq.
shall not constitute notice):       Baker & Daniels
                                    300 North Meridian, Suite 2700
                                    Indianapolis, Indiana 46204
                                    Telephone: (317) 237-1411
                                    Facsimile: (317) 237-1000

or to such other address or facsimile number as any party hereto may have furnished to the other parties in writing in accordance herewith, except that notices of change of address or facsimile number shall be effective only upon receipt.

     All such notices, requests and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail in the manner provided herein, two (2) business days after deposit with the United States Postal Service; (iii) if sent by overnight express delivery service, on the next business day after deposit with such service; or (iv) if sent by facsimile transmission, on the date indicated on the fax confirmation page of the sender if such fax also is confirmed by mail in the manner provided herein.

     (n) Jurisdiction and Venue. The parties hereto hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties relating to this Agreement, shall be filed, tried and litigated only in a federal or state court located in the State of Indiana. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.

     (o) Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

     (p) Definition of Person. For purposes of this Agreement, the term "Person" shall mean any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

     IN WITNESS WHEREOF, the parties hereto have made, entered into, executed and delivered this Agreement as of the day and year first above written.


                                          /s/ Frank T. Kane
                                          -------------------------------------
                                          Frank T. Kane

                                          CHROMCRAFT REVINGTON, INC.

                                          By: /s/ Michael E. Thomas
                                              ---------------------------------
                                              Michael E. Thomas
                                              President

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